EXHIBIT 99.1

March 30, 2015
Feeney Wireless acquired by Novatel Wireless
Feeney Wireless brings expertise in managed services, SaaS, and connectivity solutions; combination serves as the cornerstone to execute on Novatel Wireless’ vision to deliver the broadest, most comprehensive IoT portfolio
Acquisition doubles current IoT revenue run rate; immediate accretion to earnings
Diversifies business model; expands hardware product portfolio
Conference call and webcast - March 30, 2015, 5:00PM EDT / 2:00 PDT
San Diego, Calif., and Eugene, Ore., March 30, 2015 (GLOBE NEWSWIRE)- Novatel Wireless, Inc., (Nasdaq: MIFI), a leading provider of wireless solutions for the Internet of Things (IoT), and Feeney Wireless (FW) (www.feeneywireless.com), a privately held, US-based provider of end-to-end IoT solutions and services, today announced that Novatel Wireless completed the acquisition of FW for $25 million in a combination of cash and stock, with up to an additional $25 million in potential earn-out payments over four years based on FW’s revenue and gross profit performance.
Founded in 1999, FW is an IoT products, systems integration and services company that specializes in fixed and mobile cellular-based wireless IoT solutions with a focus on product innovation, speed to market, and rapid commercialization of new connected devices. FW has a strong base of enterprise and government customers, a proven carrier SaaS-based management platform that enables 250,000 subscribers, and a deep bench of development talent that will help Novatel Wireless expand its addressable markets and drive growth in services revenue. FW has 91 full-time employees. Gartner Research estimates that IoT product and service suppliers will generate incremental revenue exceeding $300 billion in 2020.
“With this strategic combination, we create an innovative new model positioning Novatel Wireless as a total IoT solutions and services leader, from hardware to SaaS to connectivity. This transaction creates a powerful engine for generating immediate and long-term value for our shareholders,” said Alex Mashinsky, Novatel Wireless CEO. “FW has established a remarkable ecosystem of products, system integration solutions, engineering, and consulting services that aligns with our strategy to simplify IoT for our customers and partners. Their recently released IoT application framework, Crossroads, is a great example of this and is already being deployed with key anchor customers.”
“Joining with Novatel Wireless enables us to accelerate growth on a global scale and broaden our customer base,” said Ethan Ralston, FW President and CEO. “Our complementary strengths provide leverage for delivering a compelling, proactive approach to end-to-end solutions that combine best in class technology and engineering with best in class services and systems integration.”
“This combination catapults both companies to a new level as we continue to build on our aligned mission to simplify the complexity of IoT through complete end-to-end solutions,” added Bob Ralston, FW Chairman.
Including a solid and growing base of recurring revenue, FW plans to generate at least $38 million in revenue in 2015. Novatel Wireless expects the transaction to be immediately accretive to its earnings, with estimated non-GAAP earnings before interest, taxes, depreciation, and amortization (EBITDA) from FW of approximately $3 million in 2015.
The combined companies will leverage synergies in product development, engineering services, global channels and complementary resources.
As part of the financing for this transaction, HC2 Holdings, Inc., Novatel Wireless’ largest shareholder, early-exercised approximately $8.6 million of warrants to purchase Novatel Wireless common stock that were issued in September 2014, and that otherwise could have remained outstanding until September 2019.
Inducement Stock Options for FW Employees
In connection with the acquisition of FW, Novatel Wireless granted inducement stock options to 91 FW employees to acquire an aggregate of 323,000 shares of Novatel Wireless common stock under the Company’s 2009 Omnibus Incentive Compensation Plan. The inducement stock options were made without shareholder approval in reliance upon the exception provided under NASDAQ Listing Rule 5635(c)(4) relating to awards granted in connection with the hiring of new employees, including grants to transferred employees in connection with an acquisition. The inducement awards became effective upon the closing of the acquisition. Stock options granted to FW employees have an exercise price of $4.65 per share. The options have a ten-year term and will become exercisable on the first year anniversary of the date of grant for 25% of the total option shares, and the remaining 75% will become exercisable in equal monthly increments each month thereafter for three years. In the event of termination of employment, all unvested options will terminate.

Conference call and webcast
Novatel Wireless CEO, Alex Mashinsky, and Executive Vice President and CFO, Michael Newman, will host a conference call and webcast with analysts and investors today, March 30, at 5:00 PM Eastern time (2:00 PM PT).
To participate in this conference call, please dial the following number approximately ten minutes prior to the commencement of the call.
Toll-free: 877-317-6789
International: 412-317-6789

A link to the webcast of the conference call can be found under the Events section of the company’s investor relations website at: http://nvtl.com/about/investors/.
The webcast will remain available at the above link for one year following the call.

About Novatel Wireless
Novatel Wireless, Inc. (Nasdaq:MIFI) is a leader in the design and development of M2M wireless solutions based on 3G and 4G technologies. The Company delivers Internet of Things (IoT) and Cloud SAAS services to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Intelligent Mobile Hotspots, USB modems, Expedite® and Enabler embedded modules, Mobile Tracking Solutions, and Asset Tracking Solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Novatel Wireless is headquartered in San Diego, California. http://www.nvtl.com. @MiFi (Twitter)

MiFi is a registered trademark of Novatel Wireless, Inc. - the creators and patent holders of MiFi technology.
About FW
FW is a team of innovators with big ambitions on a mission to connect things. Founded in 1999, FW is an IoT products, systems integration and services company headquartered in Eugene, Oregon. FW specializes in fixed and mobile cellular-based wireless solutions with a focus on product innovation, speed to market, and rapid commercialization of new connected devices. www.feeneywireless.com

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements related to the ability of Novatel Wireless to expand its addressable markets, drive growth in service revenue and broaden its customer base as a result of the acquisition of FW, the revenue and EBITDA expected to be generated by FW during 2015 and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Novatel Wireless and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Novatel Wireless undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Novatel Wireless believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Novatel Wireless in general, see the risk disclosures in the Annual Report on Form 10-K of Novatel Wireless for the year ended December 31, 2014, and in other filings made with the SEC by Novatel Wireless (available at www.sec.gov).
Contacts
Investor Relations
Michael Sklansky
msklansky@nvtl.com
646-270-5855
Editorial
Anette Gaven
agaven@nvtl.com
619-993-3058

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